Exhibit 99.1

Contacts: Media	Relations – George C. Lewis, 610-774-4687

Investor Relations – Andy Ludwig, 610-774-3389

Talen Energy to be Acquired by Riverstone

•	Stockholders to receive $14.00 per share in cash

•	Transaction has total enterprise value of approximately $5.2 billion

ALLENTOWN, Pa., (June 3, 2016) – Talen Energy Corporation (NYSE: TLN), a competitive energy and power generation company that owns or controls 16,000 megawatts of capacity in eight states, announced today that it has entered into a definitive merger agreement with affiliates of Riverstone Holdings LLC (“Riverstone”), a private investment firm.

Under terms of the merger agreement, all outstanding shares of Talen Energy common stock not currently owned by Riverstone affiliated entities will be acquired for $14.00 per share in cash. Affiliates of Riverstone currently own approximately 35 percent of the outstanding shares of Talen Energy common stock, which were issued in the June 2015 transaction that established Talen Energy by combining competitive generation assets that had been owned by affiliates of PPL Corporation and affiliates of Riverstone.

The purchase price represents a 56 percent premium to the closing price of $9.00 per share on March 31, 2016, the last trading day before public reports of a potential sale of Talen Energy, and a 101 percent premium to the 60-day volume-weighted average price of $6.95 per share through March 31.

The transaction has a total enterprise value of approximately $5.2 billion.

“We believe the transaction offers compelling value to our stockholders, while eliminating execution risk, and will provide additional momentum to the outstanding work our employees have done to drive improvements in the safety, reliability and efficiency of our plants in the time since we became an independent company,” said Paul Farr, Talen Energy President and Chief Executive Officer.

“The disinterested directors of the Board, not including the two Riverstone directors, with the assistance of our financial and legal advisors, carefully analyzed Riverstone’s offer, and after extensive negotiation and thorough consideration, concluded that the agreement we are announcing today is in the best interests of our stockholders,” said Stuart E. Graham, Chairman of Talen Energy’s Board of Directors.

David M. Leuschen and Pierre F. Lapeyre, Jr., co-founders of Riverstone, added, “As an experienced owner of power generation assets, Riverstone is excited to acquire Talen Energy and its world class generating fleet, which is located in some of the United States’ most attractive power markets.”

‘Go Shop’

The agreement provides for a “go-shop” period, during which Talen Energy – with the assistance of its legal and financial advisors – may actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer alternative proposals. The go-shop period is 40 days. Talen Energy will be permitted to continue discussions with certain parties that make a qualifying offer during the go-shop period for an additional 20 days and, subject to customary requirements included in the agreement, enter into or recommend a transaction with a person or group that makes a superior proposal. The agreement provides for the payment of a termination fee by Talen Energy to Riverstone in the event that the agreement is terminated for a superior proposal, which termination fee will be $50 million, but which will be reduced to $25 million if Talen Energy accepts a superior proposal made during the go-shop period.

There can be no assurance that this process will result in a superior proposal. Talen Energy does not intend to disclose developments during this process unless and until the Board makes a decision with respect to any superior proposal it may receive.

Stockholder and Regulatory Approval

In addition to approval by stockholders representing a majority of outstanding shares of common stock, the transaction is subject to approval by a majority of non- Riverstone affiliated stockholders voting at a special stockholder meeting to be scheduled. Riverstone and its affiliates have agreed to vote their 35 percent stake in favor of the proposed transaction.

The transaction is subject to expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, approval of the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission, as well as certain other customary regulatory approvals and other customary closing conditions. Riverstone’s obligation to consummate the transaction is also subject to Talen Energy having a minimum amount of cash and revolving credit facility capacity available at closing.

The parties currently expect the transaction to be completed by the end of 2016.

Transaction Financing

The consideration for the common stock in the transaction, of approximately $1.8 billion, is expected to be funded by a conversion of Riverstone’s existing ownership of 35 percent of the common stock of Talen into shares of the surviving corporation, Talen Energy’s cash on hand, and proceeds of a $250 million new secured term loan. The new secured term loan is fully committed by Goldman Sachs Bank USA, Royal Bank of Canada, Barclays Bank plc, Credit Suisse AG and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Deutsche Bank AG New York Branch, Morgan Stanley Senior Funding Inc., and the Bank of Tokyo-Mitsubishi UFJ Ltd., and will rank pari-passu with the existing first lien revolving credit facility of Talen Energy Supply LLC (a wholly owned subsidiary of Talen Energy) (“Energy Supply”), which will be reduced from $1.85 billion to $1.4 billion upon closing of the transaction. Concurrently with the signing of the merger agreement, all of Energy Supply’s subsidiaries that currently guarantee its revolving credit facility have executed guarantees (effective as of the closing of the transaction) of Talen Energy’s outstanding unsecured notes due 2025 (“2025 Notes”) and its Pennsylvania Economic Development Financing Authority revenue bonds (“Municipal Bonds”), which together comprise approximately $831 million of Energy Supply’s approximately $3.3 billion total unsecured debt that will remain outstanding. As a result of this new credit support for the 2025 Notes and the Municipal Bonds, it is expected that these notes and bonds will be structurally senior to the non-guaranteed unsecured debt of Energy Supply, and we believe that the issue ratings on the 2025 Notes and the Municipal Bonds will be maintained or improved.

Financial and Legal Advisors

Citi is serving as financial advisor to Talen Energy. Kirkland & Ellis LLP is serving as Talen Energy’s legal advisor. Goldman Sachs & Co. and RBC Capital Markets are serving as financial advisors to Riverstone. Wachtell, Lipton, Rosen & Katz and Vinson & Elkins LLP are serving as Riverstone’s legal advisors for the transaction.

About Talen Energy

Talen Energy is one of the largest competitive energy and power generation companies in North America. The company owns or controls 16,000 megawatts of generating capacity in well-developed, structured wholesale power markets, principally in the Northeast, Mid-Atlantic and Southwest regions of the United States. For more information, visit www.talenenergy.com.

Talen Energy Generating Assets

Plant	Fuel Type	Ownership in MW (summer rating)	State	Region
Martins Creek	Natural gas/oil	1,708	PA	PJM
Lower Mt. Bethel	Natural gas	555	PA	PJM
Bayonne	Natural gas/oil	165	NJ	PJM
Camden	Natural gas/oil	145	NJ	PJM
Dartmouth	Natural gas/oil	82	MA	ISO-NE
Elmwood Park	Natural gas/oil	70	NJ	PJM
Newark Bay	Natural gas/oil	122	NJ	PJM
Pedricktown	Natural gas/oil	117	NJ	PJM
York	Natural gas	46	PA	PJM
Athens	Natural gas	969	NY	NYISO
Millennium	Natural gas	335	MA	ISO-NE
Laredo	Natural gas	181	TX	ERCOT
Nueces Bay	Natural gas	648	TX	ERCOT
Barney Davis	Natural gas	964	TX	ERCOT
Harquahala	Natural gas	1,040	AZ	WECC
Combustion turbines	Natural gas/oil	370	PA	PJM
Montour	Coal	1,528	PA	PJM
Brunner Island (a)	Coal	1,428	PA	PJM
Brandon Shores	Coal	1,274	MD	PJM
H.A. Wagner	Coal/natural gas/oil	966	MD	PJM
Keystone (b)	Coal	212	PA	PJM
Conemaugh (b)	Coal	285	PA	PJM
Colstrip (b)	Coal	529	MT	WECC
Susquehanna (b)	Nuclear	2,262	PA	PJM

(a)	Project to co-fire with natural gas expected to be completed by the end of 2016.
(b)	Jointly owned facility.

About Riverstone Holdings

Riverstone is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with approximately $34 billion of equity capital raised. Riverstone conducts buyout and growth capital investments in the exploration & production, midstream, oilfield services, power and renewable sectors of the energy industry. With offices in New York, London, Houston and Mexico City, the firm has committed approximately $30 billion to more than 120 investments in North America, Latin America, Europe, Africa and Asia. Visit www.riverstonellc.com for more information.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed acquisition of Talen Energy by Riverstone affiliated entities will be submitted to the stockholders of Talen Energy for their consideration. Talen Energy will file with the Securities and Exchange Commission (“SEC”) a proxy statement of Talen Energy. Talen Energy also plans to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TALEN ENERGY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about Talen Energy and Riverstone, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Talen Energy will be available free of charge on Talen Energy’s website at www.talenenergy.com under the tab “Investors & Media” or by contacting Talen Energy’s Investor Relations Department at (610) 774-3389. Talen Energy and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Talen Energy in connection with the proposed transaction. Information about the directors and executive officers of Talen Energy is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 12, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that are not limited to historical facts, but reflect Talen Energy’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Talen Energy’s expectations with respect to the costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the company; the company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Talen Energy and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (i) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required stockholder or regulatory approvals, the taking of governmental action to block the transaction, the inability to obtain required financing, or the failure of other closing conditions, and (ii) the possibility that expected financial results will not be realized, or will not be realized within the expected time period, because of, among other things, changes in commodity prices and related costs; the effectiveness of Talen Energy’s risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy’s ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy’s level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy’s ability to operate its business; the performance of Talen Energy’s subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; acquisition or divestiture activities, and Talen Energy’s ability to realize expected synergies and other benefits from such business transactions; changes in technology; any failure of Talen Energy’s facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy’s ability to optimize its competitive power generation operations and the costs associated with any capital expenditures; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; and risks associated with federal and state tax laws and regulations.

Talen Energy cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Talen Energy’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning Talen Energy the proposed transaction or other matters and attributable to Talen Energy or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Talen Energy does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.